UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 30, 2007
                                                  ----------------


                          Vishay Intertechnology, Inc.

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             (Exact name of registrant as specified in its charter)

     Delaware                        1-7416                     38-1686453
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  (State or other                  (Commission               (I.R.S. Employer
   jurisdiction                    File Number)             Identification No.)
 of incorporation)

               63 Lancaster Avenue
                Malvern, PA 19355                               19355-2143
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    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code    610-644-1300

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02 - Results of Operations and Financial Condition

On October 30, 2007, Vishay Intertechnology, Inc. issued a press release announcing its financial results for the fiscal quarter and nine fiscal months ended September 29, 2007. A copy of the press release is furnished as Exhibit 99 to this report.

Item 7.01 - Regulation FD Disclosure

Computational Guidance on Earnings Per Share Estimates

The Company frequently receives questions from analysts and shareholders regarding its diluted earnings per share ("EPS") computation. The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation, particularly as they relate to the fourth quarter of 2007.

Accounting principles require that EPS be computed based on the weighted average shares outstanding ("basic"), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, warrants, convertible notes, etc.) if those potentially issuable shares would reduce EPS ("diluted").

The number of shares related to options, warrants, and similar instruments included in diluted EPS is based on the "Treasury Stock Method" prescribed in Statement of Financial Accounting Standards ("SFAS") No. 128. This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option or warrant exercise at a price equal to the issuer's average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options, warrants and similar instruments is dependent on this average stock price and will increase as the average stock price increases. This method is also utilized for net share settlement debt.

The number of shares includable in the calculation of diluted EPS in respect of conventional convertible or exchangeable securities is based on the "If Converted" method prescribed in SFAS No. 128. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument ("incremental earnings per share"). Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

In June 2007, the Company's Board of Directors adopted a resolution pursuant to which the Company intends to waive its rights to settle the principal amount of its 3-5/8% Convertible Subordinated Notes, upon any conversion or repurchase of the notes, in shares of Vishay common stock.

Pursuant to the indenture governing the notes, Vishay had the right to pay the conversion value or purchase price for the notes in cash, Vishay common stock, or a combination of both.


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In accordance with the resolution of its Board, in the future, if notes are tendered for repurchase, Vishay will pay the repurchase price in cash, and if notes are submitted for conversion, Vishay will value the shares issuable upon conversion and will pay in cash an amount equal to the principal amount of the converted notes and will issue shares in respect of the conversion value in excess of the principal amount.

Vishay will now consider the notes to be "net share settlement debt." Accordingly, the notes will be included in the diluted earnings per share computation using the "treasury stock method" (similar to options and warrants) rather than the "if converted method" otherwise required for convertible debt. Under the "treasury stock method," Vishay will calculate the number of shares issuable under the terms of the notes based on the average market price of Vishay common stock during the period, and include that number in the total diluted shares figure for the period.

The following estimates of shares consider the number of the Company's shares currently outstanding and the Company's stock options, warrants and convertible or exchangeable securities currently outstanding and their exercise and conversion features currently in effect. Changes in these parameters could have a material impact on the calculation of diluted EPS.

The following estimates of shares should be read in conjunction with the information on earnings per share in the Company's filings on Form 10-Q and Form 10-K. These estimates are unaudited and are not necessarily indicative of the shares used in the diluted EPS computation for any prior period. The estimates below are not necessarily indicative of the shares to be used in the quarterly diluted EPS computation for any period subsequent to the fourth quarter of 2007. The Company assumes no duty to revise these estimates as a result of changes in the parameters on which they are based or any changes in accounting principles. Also, the presentation is not intended as a forecast of EPS values or share prices of the Company's common stock for any period.

For the fourth quarter of 2007:

     o The Company has approximately 186 million shares issued and outstanding, including shares of common stock and class B common stock.

     o The number of shares included in diluted EPS related to options, warrants, and similar instruments does not vary significantly and is generally less than 1 million incremental shares.

     o The Company's Convertible Subordinated Notes due 2023 are convertible at a conversion price of $21.28 per $1,000 principal amount, equivalent to 46.9925 shares per $1,000 principal amount. There are 500,000 bonds outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:


S = 500,000 * [(P - $21.28) * 46.9925] / P


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where

S = the number of shares to be included in diluted EPS, and P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $21.28, no shares will be included in the diluted earnings per share computation.

     o The Company's Exchangeable unsecured notes due 2102 are dilutive at quarterly earnings levels in excess of approximately $28 million. The Exchangeable unsecured notes are exchangeable for approximately 6 million shares. Quarterly interest, net of tax, is approximately $0.9 million.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description
-----------       -----------

99                Press release dated October 30, 2007


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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 30, 2007

                                             VISHAY INTERTECHNOLOGY, INC.

                                             By: /s/ Richard N. Grubb
                                                 -------------------------------
                                             Name:  Richard N. Grubb
                                             Title: Executive Vice President and
                                                    Chief Financial Officer